Exhibit 32.1

CERTIFICATION PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to 18 U.S.C. Section 1350, as created by Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officers of Friendable, Inc. (the “Issuer”) hereby certify that:

(1)
the quarterly report on Form 10-Q of the Issuer for the period ended September 30, 2016 fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

(2)	the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Issuer.

Date: November 15, 2016

/s/Robert Rositano
Robert Rositano
CEO, Secretary, and Director
 (Principal Executive Officer)

/s/Frank Garcia
Frank Garcia
Chief Financial Officer
(Principal Financial Officer and Principal Accounting Officer)